UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/24/2012

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13601

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 24, 2012, OYO Geospace Corporation (the "Company") entered into a Second Amendment to Loan Agreement (the "Second Amendment"), which is effective as of March 31, 2012. The Second Amendment amends that certain Loan Agreement dated as of March 2, 2011, by and among the Company, as borrower, certain of the Company's subsidiaries, as guarantors, and The Frost National Bank, as lender, as amended by the First Amendment to Loan Agreement dated March 2, 2011 (the "Loan Agreement"), to exclude investments in rental equipment from the calculation of capital expenditures as applied in determining the Company's compliance with its cash flow coverage ratio covenant under the Loan Agreement. The Second Amendment is attached hereto as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to such exhibit.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 Second Amendment to Loan Agreement effective as of March 31, 2012, among OYO Geospace Corporation, as borrower, certain subsidiaries of OYO Geospace Corporation, as guarantors, and The Frost National Bank, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: April 26, 2012	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1
Second Amendment to Loan Agreement effective March 31, 2012, among OYO Geospace Corporation, as borrower, certain subsidiaries of OYO Geospace Corporation, as guarantors, and The Frost National Bank, as lender.